                                                                 EXHIBIT 10.40

                         ACCESS CONTROL SUPPLY AGREEMENT


         This Access Control Supply Agreement (the "Agreement") is made and executed this 20th day of December, 2002 between Ultrak Operating, L.P., ("Supplier") a Texas limited partnership, whose principal office is located in Lewisville, Texas and Pittway Corporation ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Honeywell International Inc., a Delaware corporation ("Honeywell"), a Delaware corporation whose principal office is located in Morristown, New Jersey.

                                    RECITALS

A. Supplier is engaged in the business of designing, manufacturing, selling and distributing access control systems.

B. Pursuant to this Agreement, Purchaser desires to purchase certain Products (as defined in Section 2 of this Agreement) and Supplier has agreed to sell Purchaser the Products.

                                    AGREEMENT

         In consideration of the mutual agreements and acknowledgment herein made, the parties agree as follows:

         1. RIGHTS GRANTED. Upon the terms and conditions set forth herein, Purchaser may purchase the Products and Supplier agrees to sell the Products to Purchaser. Supplier hereby grants to Purchaser the non-exclusive right upon the terms and conditions herein contained to purchase inventory, promote and resell the Products in the Non-U.S. Jurisdictions (as defined in the Asset Purchase Agreement dated August 8 2002 among Honeywell, Supplier and the other parties thereto, as amended to date).

                  This Agreement is effective from the date hereof and shall continue for an initial period of twenty-four (24) months. Upon the written consent of Purchaser and Supplier given at least ninety (90) days prior to the end of the then-applicable period, this Agreement shall renew for successive one (1) year periods. The initial period and all renewal periods shall be referred to as the "Term" of this Agreement.

         2. PRODUCTS. As used herein the term Supplier's products shall mean those which are expressly identified in Exhibit A, attached hereto and made a part hereof, together with those new or additional products that Supplier and Purchaser may expressly add in writing to this Agreement from time to time ("Products").

         3. PAYMENT. Purchaser shall make payment to Supplier for Products within 30 days after shipment in United States dollars by wire transfer or check written upon a United States money center bank subject to collection; provided, however, in the event Purchaser shall fail to honor such payment terms with respect to any



ACCESS CONTROL SUPPLY AGREEMENT - PAGE 1
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                  shipment by Supplier, Supplier may thereafter sell upon such shorter or other payment terms, including shipment against letter of credit, consistent with Supplier's credit practices then in effect.

         4.       TERMS OF SALE.

                  a. The price Supplier charges to Purchaser shall be the price Supplier may establish, from time to time, on Supplier's international distributor price list. Price lists shall be provided to Purchaser and the price list in effect at the time the Products are shipped shall control.

                  b. Supplier shall use commercially reasonable efforts consistent with Supplier's practices for its other significant customers to promptly deliver Products to Purchaser in accordance with the terms of the applicable purchase order. Shipment of such Products will be made to Purchaser, to the extent commercially reasonable, from Supplier's nearest source of such Products.

                  c. Supplier shall effect shipments by any ground transportation, vessel or airfreight of any flag at any port or airport in the country of Supplier's plant point of shipment. The delivery terms for all shipments shall be FOB Supplier's plant point of shipment (as defined in the Uniform Commercial Code of the State of Delaware). Title to and risk of loss or damage to all or any part of the Products shall pass to Purchaser upon delivery of the Products to the carrier for shipment.

                  d. All costs of shipping, transporting and/or insuring the Products, including all applicable stamp, duties, tariffs and similar import and export charges, and all sales and use taxes, VAT and any other transfer taxes, shall be paid by Purchaser.

                  e. Supplier shall be responsible for all franchise, income and similar taxes imposed on or assessed to Supplier as a result of fulfillment of its obligations under this Agreement.

                  f. Upon arrival of the Products to the point of destination, Purchaser shall inspect Products under such shipment. Claims for shortages, incorrect materials or invoicing errors must be made by Purchaser to Supplier within fifteen (15) days of the arrival of the Products to the point of destination. In the event of any such shortages, incorrect materials or invoicing errors, Purchaser shall follow the procedure set forth on Exhibit B attached hereto and shall be limited to the remedies set forth on Exhibit B.

                  g. Any term or condition in a purchase order which contradicts this Agreement shall be void and the provisions of this Agreement shall control.

ACCESS CONTROL SUPPLY AGREEMENT - PAGE 2

         5. MARKETING. Purchaser shall not make any warranties or representations whatsoever concerning the Products in connection with the marketing or sale of Products or any with respect to any product or service containing or utilizing the Products, except those (a) made in writing by Supplier, or (b) which are authorized in writing by Supplier to be made by Purchaser.

         6.       WARRANTY POLICIES.

                  a. Supplier shall grant to Purchaser a limited warranty in accordance with its customary product warranty policies in effect as of the day a Product is shipped to Purchaser (the "Limited Warranty").

                  b. Purchaser shall be entitled to offer, as an exclusive limited warranty to Purchaser's customers, the Limited Warranty. Purchaser covenants and agrees not to make or offer any other warranty with respect to Products unless Purchaser retains full responsibility for such additional warranty.

                  c. EXCEPT FOR ANY LIMITED WARRANTY TO BE GRANTED IN ACCORDANCE WITH SUPPLIER'S CUSTOMARY PRODUCT WARRANTY POLICIES IN EFFECT AS OF THE DAY A PRODUCT IS SHIPPED TO PURCHASER, SUPPLIER SHALL NOT, AND DOES NOT, GRANT ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THE FITNESS FOR ANY PURPOSE, THE QUALITY, THE MERCHANTABILITY, OR OTHERWISE AND DISCLAIMS ANY LIABILITY WITH RESPECT TO THE PRODUCTS.

                  d. In the event a Product under the Limited Warranty is found to be defective by the Purchaser, Purchaser shall follow the procedures shown in Exhibit B for return or replacement of the defective Product, which shall serve as Purchaser's exclusive remedy.

                  e. LIABILITY OF EACH PARTY IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE RECOVERY OF DIRECT DAMAGES, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ANY DAMAGES RESULTING FROM LOSS OF GOODWILL, ANY PENALTIES OF ANY KIND, ANY LOSS OF PROFITS OR ANY OTHER ECONOMIC LOSS, WHETHER OR NOT FORESEEABLE, TO ANY PERSON, PROPERTY OR ENTITY, IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE PRODUCTS, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING

ACCESS CONTROL SUPPLY AGREEMENT - PAGE 3

                           NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE. A PARTY'S LIABILITY ON ANY CLAIM, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE, OF ANY KIND FOR ANY LOSS OR DAMAGE ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR THE PRODUCTS OR THEIR PERFORMANCE OR USE IS LIMITED SOLELY AND EXCLUSIVELY TO THE REMEDIES PROVIDED IN THIS AGREEMENT AND NO OTHER RIGHT OR REMEDY WILL BE AVAILABLE TO ANY PERSON OR ENTITY. FOR PURPOSES OF CLARIFICATION, THE PARTIES ACKNOWLEDGE AND AGREE THAT IN THE CASE OF INDEMNIFICATION FOR ANY THIRD PARTY CLAIMS UNDER THIS AGREEMENT, DIRECT DAMAGES SHALL INCLUDE ALL AMOUNTS PAYABLE IN SETTLEMENT OF SUCH CLAIM OR TO SATISFY A FINAL JUDGMENT ENTERED THEREON.

         7. PROCESSING OF ORDERS. Purchaser shall deliver to Supplier on or before the first day of each calendar quarter during the Term a nonbonding forecast of the quantity and description of Products anticipated to be required by Purchaser during such calendar quarter.

                  (i) Orders in the Ordinary Course. Purchaser's orders in the ordinary course of business for Products shall be filled (generally from inventory) consistent with Supplier's customary business practices. If Purchaser delivers to Supplier a written purchase order (including via electronic transmission) in the ordinary course of business for Products, such order will be deemed to be rejected by Supplier if Supplier fails to respond to Purchaser by either filling the order or confirming in writing within five (5) business days after receipt of such order a reasonable delivery time schedule.

                  (ii) Orders Outside the Ordinary Course. Supplier and Purchaser shall cooperate with each other to coordinate delivery time schedules with respect to orders outside the ordinary course of business (generally involving large projects or contracts).

         8. RELATIONSHIP OF THE PARTIES The relationship of the parties to this Agreement shall be that of independent contractors and not as employees, agents, representatives or partners.

         9.       MISCELLANEOUS PROVISIONS.

                  a. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable



ACCESS CONTROL SUPPLY AGREEMENT - PAGE 4
                           overnight air courier two (2) business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

                           To Purchaser,

                           Honeywell International Inc.
                           Security & Fire Solutions
                           165 Eileen Way
                           Syosset, New York  11791
                           Attention:  Ed Freeman
                           Facsimile: (516) 364-5344

                           with a copy to:

                           Honeywell International Inc.
                           Security & Fire Solutions
                           165 Eileen Way
                           Syosset, New York  11791
                           Attention:  General Counsel
                           Facsimile: (516) 364-5344

                           To Supplier:

                           Ultrak Operating L.P.
                           1301 Waters Ridge Drive
                           Lewisville, Texas  75057
                           Attention:  General Counsel
                           Facsimile: (972) 353-6654

                  b. For purposes of this Agreement, "Affiliate" shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with, another Person. The terms "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. The term "Person" means any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, governmental authority or other entity.

                  c. Neither Supplier nor Purchaser shall divulge to a third party any confidential or proprietary information of the other that may have become known as a result of the performance of this Agreement. This confidentiality obligation shall continue for a period of five (5) years after



ACCESS CONTROL SUPPLY AGREEMENT - PAGE 5
                           termination of this Agreement. Supplier acknowledges that Purchaser is engaged in the access control business, and Supplier will use commercially reasonable efforts to limit access to such confidential or proprietary information to Supplier's employees and others who need to know for purposes of filling orders. Nothing in this Agreement shall be construed to restrict in any manner Purchaser's ability to engage in the access control business. Purchaser shall not modify, translate, reverse engineer, decompile, dissassemble, or create derivative works of Products supplied under this Agreement.

                  d. If under any applicable and binding law or rule of any applicable jurisdiction, any provision of this Agreement is held to be invalid or unenforceable, the invalid or enforceable provision, or any portion thereof, shall be modified to the extent required to be valid and enforceable and the remaining provisions of this Agreement will continue to be given full force and effect.

                  e. This Agreement, all purchase orders and all notices required or given hereunder or in connection with this Agreement shall be in the English language. No translation into other language shall be taken into consideration in the interpretation of this Agreement and the binding version of all of the foregoing shall be the English version.

                  f. This Agreement may be executed in counterparts, both of which will constitute one and the same instrument.

                  g. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all provisions, negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

                  h. No delay or failure of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude other or further exercise thereof or the exercise of any other right, power or remedy.

                  i. The provisions set forth in Sections 6, 9, 11, 12, 14 and 15 shall survive the termination of this Agreement.

         10. DESIGNATION OF CONTACT(s). Purchaser and Supplier each shall designate a primary and secondary individual as its contact(s) with the other party. All contact between the parties with respect to this Agreement shall be through the designated contacts. Any party may replace its contact(s) with other individuals upon written notification to the other party, provided that such individuals first comply with the provisions of this Section 10.




ACCESS CONTROL SUPPLY AGREEMENT - PAGE 6

         11. GOVERNING LAW/VENUE. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties expressly agree that the U.N. Convention on International Sales of Goods shall not apply.

                  Subject to the limitations set forth in Section 12 below, the parties agree that the venue for any action, injunctive application or dispute determinable by a court of law arising out of or relating to this Agreement shall be in the State of Delaware and that the Federal and state courts therein shall have exclusive jurisdiction over the subject matter of such action and the parties hereto. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         12. ARBITRATION. Supplier and Purchaser shall discuss mutually and make the best effort to resolve any dispute under this Agreement. In the event such negotiations are not successful within thirty (30) calendar days, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration. Within ten (10) calendar days after receipt of written notice from one party that it is submitting the matter to arbitration, each party shall designate in writing one arbitrator to resolve the dispute who shall, in turn, jointly select a third arbitrator within twenty (20) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. The arbitrators so designated shall each be a lawyer experienced in commercial and business affairs who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement and who has not received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement during the two (2) year period preceding the date of this Agreement. The arbitration shall be governed by the rules of the American Arbitration



ACCESS CONTROL SUPPLY AGREEMENT - PAGE 7


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                  Association; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrators shall be in writing, with the reasons for the ruling given, and shall be delivered to the parties hereto. Each party shall pay the fees of its respective designated arbitrator and its own costs and expenses of the arbitration. The fees of the third arbitrator shall be paid fifty percent (50%) by each of the parties. Any arbitration pursuant to this
                  Section 12 shall be conducted in Dallas, Texas. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of any competent jurisdiction for purposes of the enforcement of any arbitration award. Any party may seek from any court interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator or pending the arbitrator's determination of the merits of the controversy. None of the parties shall be required to use the foregoing procedures to enforce the provisions of Section 12 of this Agreement. This Section 12 shall survive the signing, delivery and termination of this Agreement.

         13. FORCE MAJEURE. Supplier shall bear no responsibility or liability for any losses arising out of any delay, inability to perform or interruption of its performance of obligations under this Agreement due to any acts or omissions of the Purchaser or for events beyond its reasonable control (hereinafter referred to as "Force Majeure") including, without limitation, acts of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of Supplier whose performance is affected by the Force Majeure event. Supplier shall immediately notify the Purchaser of the onset, extent and probable duration of such circumstances and if Supplier is unable to remove such causes within thirty (30) days, the Purchaser may, upon written notice, terminate this Agreement.

         14. SHIPMENTS AFTER TERMINATION. The obligations of Supplier to deliver and Purchaser to purchase any Product in accordance with purchase orders exchanged prior to the termination of this Agreement shall survive such termination of this Agreement, and such purchase and sale shall occur in accordance with the terms and conditions hereof.

         15. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but will not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other party and any purported assignment or other transfer will be void and unenforceable; provided, however, that the Purchaser may assign this Agreement in whole or in part or any of its rights hereunder


ACCESS CONTROL SUPPLY AGREEMENT - PAGE 8
                  without Supplier's consent to one or more of its Affiliates or to any purchaser of Purchaser's closed circuit television products business; and provided further, however, that in the event Supplier shall sell or transfer the assets or business of Supplier which produces the Products or sells the Products to Purchaser, Supplier shall cause the buyer or transferee of such assets or business to assume the obligations of Supplier hereunder.



































ACCESS CONTROL SUPPLY AGREEMENT - PAGE 9

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         IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above.

                                      SUPPLIER

                                      ULTRAK OPERATING, L.P..

                                      By:  Ultrak GP, Inc., its sole General Partner

                                           By: /s/ Chris Sharng
                                              -----------------------------------
                                              Chris Sharng, Senior Vice President
                                              Chief Financial Officer & Secretary


                                      PURCHASER

                                      PITTWAY CORPORATION

                                      By: /s/ Thomas F. Larkins
                                         ----------------------------------------
                                         Thomas F. Larkins
                                         Assistant Secretary

























ACCESS CONTROL SUPPLY AGREEMENT

                                    EXHIBIT A
                             PRODUCT AND PRICE LIST





























                                    EXHIBIT A

                                    EXHIBIT B
                          PRODUCT RETURN/REPAIR POLICY

1. Purchaser will test and confirm the defective or non-operational status of Products.

2. Within fifteen (15) days or receipt, Purchaser will notify Supplier about any claim for shortages, incorrect materials or invoicing error, or the occurrence of defective or non-operational Products and request a "Return Authorization Number" from the Supplier for the items they would like to return for repair (hereinafter referred to as "RA#") or replacement by e-mail to the attention of the Customer Service Manager. This RA# is to be used for all correspondence and shipping documents that relate to the associated Product.

3. Supplier will either send a replacement Product or credit the price after checking the contents returned under the RA#. The replacement Products can be shipped together with the next order shipment by Purchaser's request. If it is necessary, Supplier can request Purchaser an additional test or further confirmation of operational status. Purchaser is responsible for shipping costs of replacement Products to the Purchaser.

4. Purchaser will ship the defective or non-operational Products to Supplier regularly. Supplier is responsible for shipping cost.

5. Purchaser will inform Supplier to the attention of the Customer Service Manager of an itemized list of all Products returned in each shipment.

6. Upon receipt of the returned Product, Supplier will test the Product to verify the defective or non-operational status and communicate such results to the Purchaser.










                                   EXHIBIT B